EXHIBIT 10.7

INCREASED COMMITMENT SUPPLEMENT

          This INCREASED COMMITMENT SUPPLEMENT (this "Supplement") is dated as of January 8, 2015 and entered into by and among ELIZABETH ARDEN, INC., a Florida corporation (the "Borrower"), GOLDMAN SACHS BANK USA (the "New Bank"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for itself and certain other banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of January 21, 2011 (as amended, the "Credit Agreement"), by and among the Company, certain Banks and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

          WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower and the New Bank are entering into this Increased Commitment Supplement to provide for the increase of the aggregate Commitments;

          WHEREAS, the New Bank wishes to become a Bank party to the Credit Agreement;

          WHEREAS, the parties hereto are willing to agree to supplement the Credit Agreement in the manner provided herein.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

          Section 1.    Increase in Commitments.   Subject to the terms and conditions hereof, the New Bank agrees that its Commitment shall be the amount set forth opposite its name on the signature pages hereof.

          Section 2.    New Banks.   The New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered under Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (ii) agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any other Bank or any of their Related Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it is a "Bank" under the Credit Agreement and will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

          Section 4.    Representations and Warranties.   In order to induce the New Bank to enter into this Supplement and to supplement the Credit Agreement in the manner provided herein, the Borrower represents and warrants to Administrative Agent and each Bank that (a) the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents (including this Supplement as a Loan Document) are and will be true, correct and complete in all material respects on and as of the effective date hereof to the same extent as though made on and as of that date and for that purpose, except for such representations and warranties limited by their terms to a specific date and (b) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Supplement that would constitute a Default.

INCREASED COMMITMENT SUPPLEMENT, Page 1

          Section 5.    Effect of Supplement.   This Supplement constitutes a Loan Document. The terms and provisions set forth in this Supplement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Supplement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent, and the New Bank agree that the Credit Agreement as supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as supplemented hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the Agreement as supplemented hereby.

          Section 6.    Applicable Law.   This Supplement shall be governed by and construed in accordance with the laws of the State of New York other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

          Section 7.     Counterparts, Effectiveness.   This Supplement may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Supplement shall become effective upon the execution of a counterpart hereof by the Borrower, the New Bank and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

          Section 8.     ENTIRE AGREEMENT.   THIS SUPPLEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ELIZABETH ARDEN, INC.

By:	/s/ Marcey Becker

Name:	Marcey Becker

Title:	Senior Vice President, Finance

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:	/s/ Christy L. West

Name:	Christy L. West

Title:	Authorized Officer

Total Commitment: $25,000,000.00	GOLDMAN SACHS BANK USA, as the New Bank

	By:	/s/ Rebecca Kratz

	Name:	Rebecca Kratz

	Title:	Authorized Signatory

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